FOR IMMEDIATE RELEASE

Corebridge Financial Announces Third Quarter 2023 Results

•$1.4 billion of capital returned to shareholders since initial public offering in September 2022
•Repurchased $102 million of shares from public market through October 31, 2023
•Net income of $2.1 billion, or $3.28 per share
•Adjusted after-tax operating income1 of $675 million and operating EPS1 of $1.05 per share
•Base spread income2 grew 24% and base yield2 expanded 62 basis points over the prior year quarter
•Life Fleet RBC Ratio2 remains in excess of 400% target
•Announced sale of UK life business to Aviva plc for £460 million
•Closed sale of Laya Healthcare to AXA on October 31, 2023, with approximately $730 million special dividend payable in November 2023

HOUSTON – November 3, 2023 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the third quarter ended September 30, 2023.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said, “I am pleased to report outstanding progress over what has been an extraordinary twelve months since our initial public offering. Corebridge has executed with focus and precision, increasing premiums and deposits by 28% over the first nine months of 2023 compared to the first nine months of 2022, and growing base spread income 34% over this same time while strengthening our balance sheet. Since our IPO, we have returned $1.4 billion of capital to shareholders and achieved or contracted on 81% of Corebridge Forward target run-rate savings.

“This quarter, we extended the positive momentum we have been building from the outset. Corebridge once again generated strong results, achieving a 28% increase in operating EPS and adding 230 basis points to adjusted return on average equity. Further, we are unlocking an additional $1.2 billion in shareholder value through the sale of our international operations as we streamline our portfolio to focus on our businesses in the United States.

“We are confident in our ability to achieve our financial targets while maintaining a disciplined approach that pursues sustainable growth, protects our strong balance sheet, and drives shareholder value. I want to thank all of our employees and partners who made our first year as a public company such a successful one.“

CONSOLIDATED RESULTS

	Three Months Ended September 30,
($ in millions, except per share data)	2023	2022
Net income (loss) attributable to common shareholders	$2,101	$2,406
Income (loss) per common share attributable to common shareholders	$3.28	$3.72
1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below

FOR IMMEDIATE RELEASE

	Three Months Ended September 30,
($ in millions, except per share data)	2023	2022
Adjusted after-tax operating income	$675	$527
Operating EPS	$1.05	$0.82
Book value per common share	$13.21	$13.33
Adjusted book value per common share[1]	$38.23	$36.59
Pre-tax income (loss)	$2,461	$3,172
Adjusted pre-tax operating income[1]	$813	$630
Premiums and deposits[1]	$9,133	$8,785
Net investment income	$2,657	$2,160
Net investment income (APTOI basis)[1]	$2,456	$2,031
Base portfolio income[2] - insurance operating businesses	$2,428	$1,996
Variable investment income[2] - insurance operating businesses	$37	$(1)
Corporate and other[3]	$(9)	$36

Return on average equity	88.8%	92.3%
Adjusted return on average equity[1]	11.4%	9.1%

Net income was $2.1 billion, a 13% decrease over the prior year quarter. The change largely was driven by lower realized gains. Of note, the Company completed its annual actuarial assumption review during the quarter which increased pre-tax income by $22 million in the current quarter compared to $132 million in the prior year quarter.

Adjusted pre-tax operating income ("APTOI") was $813 million, a 29% increase over the prior year quarter. Excluding variable investment income, APTOI was $776 million, a 23% increase over the prior year quarter, the result of higher base spread income, partially offset by higher interest expense on financial debt. The annual actuarial assumption review favorably impacted APTOI by $22 million in the current quarter compared to $29 million in the prior year quarter.

Premiums and deposits were $9.1 billion, a 4% increase over the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits grew 3% over the prior year quarter. These results mainly reflect higher fixed index annuity and fixed annuity deposits, partially offset by lower variable annuity deposits in Individual Retirement and Group Retirement.

Net investment income was $2.7 billion, a 23% increase over the prior year quarter, while net investment income on an APTOI basis was $2.5 billion, a 21% increase over the prior year quarter. This improvement was due in large part to higher base portfolio income, which grew $432 million, or 22%, over the prior year quarter. This increase in net investment income was supplemented by variable investment income which grew $38 million over the same period.

3 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
CAPITAL AND LIQUIDITY HIGHLIGHTS

•Holding company liquidity of $1.7 billion as of September 30, 2023
•Financial leverage ratio of 27.2%
•Life Fleet RBC Ratio remains above 400% target
•Adjusted book value per share of $38.23 grew on a sequential quarter basis due to strong earnings while returning $192 million to shareholders
•Paid quarterly cash dividend of $0.23 per share of common stock
•Repurchased $102 million of shares from public market through October 31, 2023
•Declared special dividend of $1.16 per share of common stock on October 31, 2023 out of the net proceeds from the sale of Laya Healthcare, payable on November 22, 2023, to shareholders of record at the close of business on November 13, 2023
•Declared quarterly dividend of $0.23 per share of common stock on November 2, 2023, payable on December 29, 2023, to shareholders of record at the close of business on December 15, 2023

BUSINESS RESULTS

Individual Retirement	Three Months Ended September 30,
($ in millions)	2023	2022
Premiums and deposits	$3,961	$3,792
Spread income	$672	$463
Base spread income	$662	$476
Variable investment income	$10	$(13)
Fee income[2]	$289	$300
Adjusted pre-tax operating income	$576	$375

•Premiums and deposits increased $169 million, or 4%, over the prior year quarter largely driven by growth of fixed index annuity and fixed annuity deposits, partially offset by lower variable annuity deposits
•Base net investment spread1 of 2.47% for the third quarter of 2023 expanded 62 basis points and 6 basis points on a prior year and sequential quarter basis, respectively
•APTOI increased $201 million, or 54%, year over year primarily due to higher base spread income, higher variable investment income and lower general operating expenses, partially offset by lower fee income

FOR IMMEDIATE RELEASE

Group Retirement	Three Months Ended September 30,
($ in millions)	2023	2022
Premiums and deposits	$1,831	$2,039
Spread income	$209	$205
Base spread income	$192	$199
Variable investment income	$17	$6
Fee income	$180	$175
Adjusted pre-tax operating income	$192	$190

•Premiums and deposits decreased $208 million, or 10%, from the prior year quarter due to lower plan acquisitions and out-of-plan variable annuity deposits, partially offset by higher out-of-plan fixed annuity deposits
•Base net investment spread of 1.52% for the third quarter of 2023 compressed 5 basis points and 3 basis points on a prior year quarter and sequential quarter basis, respectively
•APTOI increased $2 million, or 1%, year over year primarily due to higher fee income, partially offset by lower net investment income

Life Insurance	Three Months Ended September 30,
($ in millions)	2023	2022
Premiums and deposits	$1,085	$1,057
Underwriting margin[2]	$384	$370
Underwriting margin excluding variable investment income	$381	$368
Variable investment income	$3	$2
Adjusted pre-tax operating income	$136	$124

•APTOI increased $12 million, or 10%, primarily due to higher base portfolio income and lower general operating expenses, partially offset by a less favorable impact from the annual actuarial assumption review
•Mortality experience was less favorable compared to prior year quarter, but consistent with year-to-date experience

FOR IMMEDIATE RELEASE

Institutional Markets	Three Months Ended September 30,
($ in millions)	2023	2022
Premiums and deposits	$2,256	$1,897
Spread income	$70	$66
Base spread income	$64	$63
Variable investment income	$6	$3
Fee income	$16	$16
Underwriting margin	$14	$19
Underwriting margin excluding variable investment income	$13	$18
Variable investment income	$1	$1
Adjusted pre-tax operating income	$75	$83

•Premiums and deposits increased $359 million, or 19%, over the prior year quarter driven by higher volume of guaranteed investment contracts issuances, partially offset by lower volume of pension risk transfer transactions. Guaranteed investment contracts issuances were $1.9 billion for the third quarter of 2023 compared to $1.0 billion for the third quarter of 2022. Pension risk transfer sales were $137 million for the third quarter of 2023 compared to $756 million for the third quarter of 2022
•APTOI decreased $8 million, or 10%, year over year primarily due to lower underwriting margin driven by less favorable mortality experience in Corporate Markets

Corporate and Other[3]	Three Months Ended September 30,
($ in millions)	2023	2022
Corporate expenses	$(44)	$(49)
Interest on financial debt	$(110)	$(85)
Asset management	$5	$12
Consolidated investment entities	$(1)	$14
Other	$(16)	$(34)
Adjusted pre-tax operating income (loss)	$(166)	$(142)

•APTOI decreased $24 million year over year primarily due to higher interest expense on financial debt

CONFERENCE CALL

Corebridge will host a conference call on Friday, November 3, 2023, at 8:30 a.m. EDT to review these results. The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

FOR IMMEDIATE RELEASE
Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #

About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $360 billion in assets under management and administration as of September 30, 2023, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn and YouTube. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts
Işıl Müderrisoğlu (Investors): investorrelations@corebridgefinancial.com
Matt Ward (Media): media.contact@corebridgefinancial.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

FOR IMMEDIATE RELEASE
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge and its consolidated subsidiaries. There can be no assurance that future developments affecting Corebridge and its consolidated subsidiaries will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads, the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, stress and instability in the banking sector, geopolitical events or conflicts, including the continued armed conflict between Ukraine and Russia and in the Middle East;
•insurance risk and related exposures, including risks related to insurance liability claims exceeding reserves and reinsurance becoming unavailable;
•our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•liquidity, capital and credit, including risks related to our access to funds from our subsidiaries being restricted, the possible incurrence of additional debt, the ability to refinance existing debt, the illiquidity of some of our investments, a downgrade in our insurer financial strength ratings and non-performance by counterparties;
•our business and operations, including risks related to pricing for our products, guarantees within certain of our products, our use of derivatives instruments, marketing and distribution of our products through third parties, our reliance on third parties to provide and adequately perform business and administrative services, maintaining the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal or regulatory proceedings, our business strategy becoming ineffective, intense competition, catastrophes, changes in our accounting principles and financial reporting requirements, our foreign operations, business or asset acquisitions and dispositions and our ability to protect our intellectual property;
•the intense regulation of our business;
•estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;
•competition and employees, including risks related to our ability to attract and retain key employees and employee error and misconduct;
•our investment managers, including our reliance on agreements with Blackstone ISG-1 Advisors L.L.C. which we have a limited ability to terminate or amend, the historical performance of our

FOR IMMEDIATE RELEASE
investment managers not being indicative of future results of our investment portfolio, and increased regulation or scrutiny of investment advisers and investment activities;
•our separation from AIG, including risks related to the replacement or replication of functions and the loss of benefits from AIG’s global contracts, our inability to file a single US consolidated income federal income tax return for a five-year period, and limitations on our ability to use deferred tax assets to offset future taxable income;
•our agreements with Fortitude Reinsurance Company Ltd.; and
•other factors discussed in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Risk Factors” in our Registration Statement on Form S-1 filed on June 5, 2023 with the U.S. Securities and Exchange Commission.

Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in our filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under Securities and Exchange Commission rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly-named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RELATED ADJUSTMENTS:

The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

FOR IMMEDIATE RELEASE
The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, including changes in the allowance for credit losses on available-for-sale securities and loans, as well as gains or losses from sales of securities, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities or are recognized as embedded derivatives at fair value are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS ("MRBs"):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.

Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

FOR IMMEDIATE RELEASE
•changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Operating Earnings per Common Share ("Operating EPS") is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

KEY OPERATING METRICS AND KEY TERMS

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

FOR IMMEDIATE RELEASE

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its Stable Value Wrap products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet. RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

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RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended September 30,	2023				2022
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$2,461	$392	$—	$2,069	$3,172	$640	$—	$2,532
Noncontrolling interests	—	—	32	32	—	—	(126)	(126)
Pre-tax income/net income attributable to Corebridge	2,461	392	32	2,101	3,172	640	(126)	2,406
Fortitude Re related items
Net investment income on Fortitude Re funds withheld assets	(233)	(52)	—	(181)	(157)	(33)	—	(124)
Net realized (gains) losses on Fortitude Re funds withheld assets	228	51	—	177	89	19	—	70
Net realized losses on Fortitude Re funds withheld embedded derivative	(1,080)	(239)	—	(841)	(1,463)	(314)	—	(1,149)
Subtotal Fortitude Re related items	(1,085)	(240)	—	(845)	(1,531)	(328)	—	(1,203)
Other reconciling Items:
Changes in uncertain tax positions and other tax adjustments	—	(6)	—	6	—	14	—	(14)
Deferred income tax valuation allowance (releases) charges	—	57	—	(57)	—	(127)	—	127
Change in fair value of market risk benefits, net	(418)	(88)	—	(330)	(435)	(91)	—	(344)
Changes in fair value of securities used to hedge guaranteed living benefits	4	1	—	3	(6)	(1)	—	(5)
Changes in benefit reserves related to net realized gains (losses)	(2)	—	—	(2)	(2)	—	—	(2)
Net realized (gains) losses(1)	(332)	(70)	—	(262)	(542)	(114)	—	(428)
Non-operating litigation reserves and settlements	—	—	—	—	(3)	—	—	(3)
Separation costs	64	13	—	51	45	99	—	(54)
Restructuring and other costs	82	17	—	65	59	12	—	47
Non-recurring costs related to regulatory or accounting changes	6	2	—	4	1	—	—	1
Net (gain) loss on divestiture	1	60	—	(59)	(2)	(1)	—	(1)
Pension expense - non operating	—	—	—	—	—	—	—	—
Noncontrolling interests	32	—	(32)	—	(126)	—	126	—
Subtotal: Non-Fortitude Re reconciling items	(563)	(14)	(32)	(581)	(1,011)	(209)	126	(676)
Total adjustments	(1,648)	(254)	(32)	(1,426)	(2,542)	(537)	126	(1,879)
Adjusted pre-tax operating income (loss)/Adjusted after-tax operating income (loss) attributable to Corebridge common shareholders	$813	$138	$—	$675	$630	$103	$—	$527
(1)     Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended September 30, 2023
Premiums	$29	$6	$449	$200	$19	$—	$703
Policy fees	182	102	371	47	—	—	702
Net investment income	1,240	504	313	408	(2)	(7)	2,456
Net realized gains (losses)(1)	—	—	—	—	(5)	—	(5)
Advisory fee and other income	107	78	29	1	10	—	225
Total adjusted revenues	1,558	690	1,162	656	22	(7)	4,081
Policyholder benefits	29	12	673	389	—	—	1,103
Interest credited to policyholder account balances	582	298	86	165	—	—	1,131
Amortization of deferred policy acquisition costs	150	21	95	2	—	—	268
Non-deferrable insurance commissions	90	29	22	5	—	—	146
Advisory fee expenses	35	29	1	—	—	—	65
General operating expenses	96	109	149	20	85	—	459
Interest expense	—	—	—	—	132	(4)	128
Total benefits and expenses	982	498	1,026	581	217	(4)	3,300
Noncontrolling interests	—	—	—	—	32	—	32
Adjusted pre-tax operating income (loss)	$576	$192	$136	$75	$(163)	$(3)	$813

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended September 30, 2022
Premiums	$56	$3	$417	$804	$20	$—	$1,300
Policy fees	192	101	393	49	—	—	735
Net investment income	940	491	307	257	39	(3)	2,031
Net realized gains (losses)(1)	—	—	—	—	132	—	132
Advisory fee and other income	108	74	28	—	31	—	241
Total adjusted revenues	1,296	669	1,145	1,110	222	(3)	4,439
Policyholder benefits	69	5	666	918	—	—	1,658
Interest credited to policyholder account balances	492	289	84	85	—	—	950
Amortization of deferred policy acquisition costs	139	20	102	2	—	—	263
Non-deferrable insurance commissions	87	31	15	4	1	—	138
Advisory fee expenses	34	31	—	—	—	—	65
General operating expenses	100	103	154	18	97	1	473
Interest expense	—	—	—	—	144	(8)	136
Total benefits and expenses	921	479	1,021	1,027	242	(7)	3,683
Noncontrolling interests	—	—	—	—	(126)	—	(126)
Adjusted pre-tax operating income (loss)	$375	$190	$124	$83	$(146)	$4	$630
(1)    Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended September 30,
(in millions)	2023	2022
Individual Retirement
Spread income	$672	$463
Fee income	289	300
Total Individual Retirement	961	763
Group Retirement
Spread income	209	205
Fee income	180	175
Total Group Retirement	389	380
Life Insurance
Underwriting margin	384	370
Total Life Insurance	384	370
Institutional Markets
Spread income	70	66
Fee income	16	16
Underwriting margin	14	19
Total Institutional Markets	100	101
Total
Spread income	951	734
Fee income	485	491
Underwriting margin	398	389
Total	$1,834	$1,614

The following table presents Life Insurance underwriting margin:

	Three Months Ended September 30,
(in millions)	2023	2022
Premiums	$449	$417
Policy fees	371	393
Net investment income	313	307
Other income	29	28
Policyholder benefits	(673)	(666)
Interest credited to policyholder account balances	(86)	(84)
Less: Impact of annual actuarial assumption update	(19)	(25)
Underwriting margin	$384	$370

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended September 30,
(in millions)	2023	2022
Premiums	$209	$814
Net investment income	373	221
Policyholder benefits	(375)	(910)
Interest credited to policyholder account balances	(137)	(58)
Less: Impact of annual actuarial assumption update	—	(1)
Spread income(1)	$70	$66
SVW fees	16	16
Fee income	$16	$16
Premiums	(9)	(10)
Policy fees (excluding SVW)	31	33
Net investment income	35	34
Other income	1	—
Policyholder benefits	(14)	(8)
Interest credited to policyholder account balances	(28)	(27)
Less: Impact of annual actuarial assumption update	(2)	(3)
Underwriting margin(2)	$14	$19
(1)     Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including COLI-BOLI, private placement variable universal life insurance and private placement variable annuity products

The following table presents Operating EPS:

	Three Months Ended September 30,
(in millions, except per common share data)	2023	2022
GAAP Basis
Numerator for EPS
Net income (loss)	$2,069	$2,532
Less: Net income (loss) attributable to noncontrolling interests	(32)	126
Net income (loss) attributable to Corebridge common shareholders	$2,101	$2,406

Denominator for EPS
Weighted average common shares outstanding - basic(1)	639.0	645.7
Dilutive common shares(2)	2.0	0.7
Weighted average common shares outstanding - diluted	641.0	646.4

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$3.29	$3.73
Common stock - diluted	$3.28	$3.72

Operating Basis
Adjusted after-tax operating income attributable to Corebridge shareholders	$675	$527
Weighted average common shares outstanding - diluted	641.0	646.4
Operating earnings per common share	$1.05	$0.82
(1) Includes vested shares under our share-based employee compensation plans
(2) Potential dilutive common shares include our share-based employee compensation plans

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted Book Value:

At Period End	September 30, 2023	June 30, 2023	September 30, 2022
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$8,366	$10,561	$8,595
Less: Accumulated other comprehensive income (AOCI)	(19,294)	(15,182)	(17,954)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(3,439)	(2,568)	(2,951)
Total adjusted book value (b)	$24,221	$23,175	$23,598
Total common shares outstanding (c)(1)	633.5	636.0	645.0
Book value per common share (a/c)	$13.21	$16.61	$13.33
Adjusted book value per common share (b/c)	$38.23	$36.44	$36.59
(1)        Total common shares outstanding are presented net of treasury stock

The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended September 30,
(in millions, unless otherwise noted)	2023	2022
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$8,404	$9,624
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,700	2,108
Average Corebridge Shareholders’ equity (c)	9,464	10,423
Less: Average AOCI	(17,238)	(15,030)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(3,004)	(2,337)
Average Adjusted Book Value (d)	$23,698	$23,116

Return on Average Equity (a/c)	88.8%	92.3%
Adjusted ROAE (b/d)	11.4%	9.1%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended September 30,
(in millions)	2023	2022
Net investment income (net income basis)	$2,657	$2,160
Net investment (income) on Fortitude Re funds withheld assets	(233)	(157)
Change in fair value of securities used to hedge guaranteed living benefits	(14)	(13)
Other adjustments	(7)	(13)
Derivative income recorded in net realized investment gains (losses)	53	54
Total adjustments	(201)	(129)
Net investment income (APTOI basis)(1)	$2,456	$2,031

(1)     Includes net investment income (loss) from Corporate and Other of $(9) million and $36 million for the three months ended September 30, 2023 and September 30, 2022, respectively

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended September 30,
(in millions)	2023	2022
Individual Retirement
Premiums	$29	$56
Deposits	3,935	3,740
Other(1)	(3)	(4)
Premiums and deposits	3,961	3,792
Group Retirement
Premiums	6	3
Deposits	1,825	2,036
Premiums and deposits(2)(3)	1,831	2,039
Life Insurance
Premiums	449	417
Deposits	393	404
Other(1)	243	236
Premiums and deposits	1,085	1,057
Institutional Markets
Premiums	200	804
Deposits	2,048	1,085
Other(1)	8	8
Premiums and deposits	2,256	1,897
Total
Premiums	684	1,280
Deposits	8,201	7,265
Other(1)	248	240
Premiums and deposits	$9,133	$8,785
(1)     Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes premiums and deposits related to in-plan mutual funds of $773 million and $896 million for the three months ended September 30, 2023 and September 30, 2022, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $656 million and $463 million for the three months ended September 30, 2023 and September 30, 2022, respectively